UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 6, 2018

The Jones Financial Companies, L.L.L.P.

(Exact Name of Registrant as Specified in Its Charter)

Missouri	0-16633	43-1450818
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12555 Manchester Road, Des Peres, Missouri		63131
(Address of Principal Executive Offices)		(Zip Code)

(314) 515-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03.	Material Modification to Rights of Security Holders.

The information provided below in response to Item 5.03 is hereby incorporated by reference into this Item 3.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 6, 2018, The Jones Financial Companies, L.L.L.P. (the “Partnership”), adopted the Twentieth Amended and Restated Agreement of Registered Limited Liability Limited Partnership (the “20th Partnership Agreement”), which amended and restated the Partnership’s Nineteenth Amended and Restated Agreement of Registered Limited Liability Partnership dated as of June 6, 2014 (the “19th Partnership Agreement”) in its entirety.

The 20th Partnership Agreement amended the 19th Partnership Agreement to, among other things:

•	provide for the admission of service partners to the Partnership and establish the rights and obligations of the service partners;

•	modify certain consent rights and appointment processes of the Partnership’s Executive Committee;

•	modify the Partnership’s tax allocation provisions to simplify the tax situation for the Partnership’s limited partners and subordinated limited partners;

•	modify certain tax audit and adjustment procedures in response to recent changes in applicable tax law;

•	modify the dispute resolution provisions applicable to disputes between the Partnership and its partners; and

•	make certain other non-material, technical and conforming changes.

The description of the Partnership Agreement above is qualified in its entirety by reference to the corresponding provisions of the Partnership Agreement, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits.

3.1	Twentieth Amended and Restated Agreement of Registered Limited Liability Limited Partnership, dated August 6, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE JONES FINANCIAL COMPANIES, L.L.L.P.

Date: August 6, 2018	By:	/s/ Kevin D. Bastien
		Name:	Kevin D. Bastien
		Title:	Chief Financial Officer